UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2016

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	1-7584	74-1079400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On December 5, 2016, Transcontinental Gas Pipe Line Company, LLC (the “Company”) issued a press release announcing that it has commenced an offer to exchange any and all of its $1 billion in aggregate principal amount of outstanding 7.85 percent Senior Notes due 2026 (the “Original Notes”) for an equal amount of its registered 7.85 percent Senior Notes due 2026 (the “Exchange Notes”).

The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended, and the transfer restrictions, registration rights and additional interest provisions relating to the Original Notes do not apply to the Exchange Notes. The purpose of the Exchange Offer is to fulfill Transco’s obligations under the registration rights agreement entered into in connection with the issuance of the Original Notes. Transco will not receive any proceeds from the exchange offer.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

By:	/s/ Peter S. Burgess
Peter S. Burgess
Vice President and Treasurer

DATED: December 5, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 5, 2016.